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                                                                    EXHIBIT 99.1

      REDBACK NETWORKS COMPLETES $636 MILLION ACQUISITION OF ABATIS SYSTEMS

SUNNYVALE, Calif., Oct. 3, 2000 - SUNNYVALE, Calif.--(BUSINESS WIRE)--Oct. 3, 2000--Redback Networks Inc. (Nasdaq:RBAK - news), a leading provider of advanced networking solutions, today announced it has completed its acquisition of Abatis Systems of Vancouver, Canada, a transaction valued at U.S. $636 million. Abatis Systems is now a subsidiary of Redback Networks Inc. and called Redback Networks Systems Canada, Inc. John Seminerio, the former chief executive officer of Abatis Systems, is general manager of the new subsidiary and a vice president of Redback Networks and will report to Vivek Ragavan, president and chief executive officer of Redback Networks.

"Service providers are challenged to offer value-added services, such as on-demand video, because today's networks were originally designed for basic connectivity, not the complex operations that services require." Ragavan said. "This acquisition marries intelligent control software and network-aware architecture, removing the limitations to dynamic service provisioning."

The integration of Abatis Systems' service creation capabilities with the Redback Subscriber Management Systems(TM) (SMS) and the Redback SmartEdge(TM)
(SE) solutions provides significant operational cost savings and revenue generating benefits for carriers and service providers. The IP service revenue opportunities available through Redback Networks' expanded solution set will span all major networking technologies within the New Access Network, including DSL, cable, wireless, SONET, SDH, leased lines, frame relay and ATM.

With the integrated Redback solution, providers can publish a service, such as outsourced enterprise applications, a customer can subscribe to it, and the network can then carry out the necessary operations to automatically provide the service in real time.

TRANSACTION TERMS

Under the terms of the agreement Redback Networks issued approximately 5.2 million Redback shares in exchange for all outstanding shares, options and warrants of Abatis Systems. Based on the closing price of Redback Networks shares on July 28, the transaction is valued at U.S. $636 million. Canadian residents who elected to do so, will receive shares in a Redback Canadian subsidiary that will be exchangeable, on a share-for-share basis, for Redback common stock.


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ABOUT REDBACK NETWORKS, INC.

Founded in 1996 and headquartered in Sunnyvale, Calif., Redback Networks Inc., is a leading provider of advanced networking solutions that enable carriers, cable operators, and service providers to rapidly deploy broadband access and services. The company's market-leading Subscriber Management Systems(TM) (SMS), connect and manage large numbers of subscribers using any of the major broadband access technologies such as Digital Subscriber Line, cable, and wireless. To deliver integrated transport solutions for metropolitan optical networks, the Redback(R) SmartEdge(TM) (SE) multi-service platforms leverage powerful advances in application-specific integrated circuit, IP, and optical technology. With this product portfolio, Redback Networks is the first equipment supplier focused exclusively on developing integrated solutions for the New Access Network.

                                      # # #

Redback is a U.S. Registered Trademark; Subscriber Management System and SmartEdge are Trademarks of Redback Networks Inc. Other trademarks, service marks, and trade names belong to their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks' expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements regarding interoperability of Redback and Abatis products, demand for these products and future sales of these products to customers, advantages to customers, and new corporate structures. . All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Redback Networks' business are set forth in the documents filed by Redback Networks with the Securities and Exchange